                                                                     EXHIBIT 5.1

                                                             (215) 569-5500




                                October 16, 1996


NCO Group, Inc.
1740 Walton Road
Blue Bell, PA 19422-0987

         Re:  NCO Group, Inc.. Registration Statement
              on Form S-1 (File No. 333-11745  )
              -----------------------------------------

Gentlemen:

         We have acted as counsel to NCO Group, Inc. (the "Company") in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to (i) the offer and sale by the Company of 2,500,000 shares of Common Stock, no par value (the "Common Stock") and (ii) the offer and sale by the Selling Shareholders named in the Registration Statement ("Selling Shareholders") of up to 375,000 shares of Common Stock to be purchased at the option of the Underwriters to cover over-allotments, if any. This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the following documents: (i) the Company's Amended and Restated Articles of Incorporation and Bylaws, (ii) resolutions adopted by the Board of Directors relating to the Offering, (iii) the Company's minute book and stock records books since the date of incorporation of NCO Group, Inc. and (iv) the Registration Statement, as amended. We have not performed any independent investigation other than the document examination described. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures. This

NCO Group, Inc.
October 16, 1996
Page 2




opinion is limited to the laws of the Commonwealth of Pennsylvania.

         Based upon and subject to the foregoing, we are of the opinion that (i) the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable, and (ii) the shares of Common Stock of the Company which are being offered and sold by the Selling Shareholders pursuant to the Registration Statement are legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.

                                      Sincerely,



                                      /s/ Blank Rome Comisky & McCauley
                                      ---------------------------------
                                      BLANK ROME COMISKY & McCAULEY